Exhibit 4.6(c)


                              CERTIFICATE OF TRUST

                                       OF

                                  AES TRUST IX

     This Certificate of Trust of AES Trust IX (the "Trust"), dated May 24, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

     1. Name. The name of the business trust formed by this Certificate of Trust is AES Trust IX.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Bank One Delaware, Inc., Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Legal Department/First USA.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                            BANK ONE, NATIONAL ASSOCIATION,
                            not in its individual capacity but solely as trustee


                            By: /s/ Melissa G. Weisman
                              --------------------------------------------------
                             Name:  Melissa G. Weisman
                             Title: Vice President


                            BANK ONE DELAWARE, INC.,
                            not in its individual capacity but solely as trustee


                            By: /s/ Melissa G. Weisman
                              --------------------------------------------------
                             Name:  Melissa G. Weisman
                             Title: Vice President

                            WILLIAM R. LURASCHI,
                            not in his individual capacity but solely as trustee

                            /s/ William R. Luraschi
                            ----------------------------------------------------


                            WILLARD C. HOAGLAND, III,
                            not in his individual capacity but solely as trustee

                            /s/ Willard C. Hoagland, III
                            ----------------------------------------------------


                            BARRY J. SHARP,
                            not in his individual capacity but solely as trustee

                            /s/ Barry J. Sharp
                            ----------------------------------------------------



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